EXHIBIT 1.1

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

DEALER MANAGER AGREEMENT

June 15, 2015

Compass Point Research & Trading, LLC

3000 K Street NW, Suite 340

Washington, DC 20007

Maxim Group LLC

405 Lexington Ave.

New York, NY 10174

Ladies and Gentlemen:

Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), plans to make an offer to exchange (the “Exchange Offer”) the Company’s common stock, $0.01 par value per share (the “Common Stock”), for all outstanding shares of the Company’s Series A Convertible Preferred Stock, without par value per share, and Series B Convertible Preferred Stock, without par value per share (collectively, the “Preferred Stock”), upon the terms and subject to the conditions set forth in the Exchange Offer Materials (as defined below). Certain terms used in this Dealer Manager Agreement (this “Agreement”) are defined in Section 16 hereof.

Any reference herein to the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 11 of Form S-4 that were filed under the Exchange Act on or before the filing of the Pre-Effective Registration Statement, the effective date of the Registration Statement (the “Effective Date”) or the issue date of the Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the initial filing of the Pre-Effective Registration Statement, the Effective Date or the issue date of the Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus and the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Securities and Exchange Commission (the “Commission”) pursuant to its Electronic Data Gathering, Analysis and Retrieval System.

1. Appointment to Act as Dealer Managers.

(a) The Company agrees that Compass Point Research & Trading, LLC and Maxim Group LLC will act as the dealer managers for the Exchange Offer (in such capacity, the “Dealer Managers”), and the Dealer Managers may, with the consent of the Company (not to be unreasonably withheld), perform the services contemplated hereby in conjunction with their affiliates, and that any affiliates of the Dealer Managers performing services hereunder shall be entitled to the benefits and be subject to the terms of this Agreement. As the Dealer Managers, you agree, in accordance with your customary practices, to perform in connection with the Exchange Offer those services as are customarily performed by investment banking firms acting as dealer managers of exchange offers of a like nature, including without limitation, soliciting tenders of the Preferred Stock pursuant to the Exchange Offer, communicating with brokers, dealers, commercial banks and trust companies with respect to the Exchange Offer and assisting in the distribution of the Exchange Offer Materials.

(b) The Dealer Managers agree that all actions taken by the Dealer Managers in connection with the Exchange Offer have complied and will comply in all material respects with all applicable laws, regulations and rules including, without limitation, the applicable rules and regulations of the registered national securities exchanges of which the Dealer Managers are a member and of FINRA.

(c) The Dealer Managers, in their sole discretion, may continue to own or dispose of, in any manner it may elect, the Preferred Stock or any other securities of the Company they may beneficially own at the date hereof or hereafter acquire, in any such case, subject to applicable law. The Dealer Managers have no obligation to the Company, pursuant to this Agreement or otherwise, to tender or refrain from tendering the Preferred Stock beneficially owned by them in the Exchange Offer. The Dealer Managers acknowledge and agree that if the Exchange Offer is not consummated for any reason, the Company shall not have any obligation, pursuant to this Agreement or otherwise, to acquire any other securities of the Company from the Dealer Managers or otherwise to hold the Dealer Managers harmless with respect to any losses they may incur in connection with the purchase from or resale to any third parties of any securities of the Company beneficially owned by the Dealer Managers.

(d) Other than the references to the Dealer Managers in the Exchange Offer Materials or as otherwise required to comply with applicable law, the Company agrees that it will not file, use or publish any material in connection with the Exchange Offer, use the names Compass Point Research & Trading, LLC or Maxim Group LLC or refer to either of the Dealer Managers or their respective relationship with the Company in any such material, unless the Company has furnished a copy of such material to each of the Dealer Managers for review prior to filing, use or publication and will not file, use or publish such material to which either of the Dealer Managers reasonably objects. There shall be no fee for any such permitted use or reference other than as set forth herein.

2. Compensation.

The Company shall pay or cause to be paid to the Dealer Managers, in respect of their services as Dealer Managers, the fee set forth in the attached Schedule I (the “Fee”); provided, however, the Company shall be under no obligation pursuant to this Agreement to consummate the Exchange Offer or to pay such Fee to the Dealer Managers unless the Company consummates the Exchange Offer.

3. Representations and Warranties. The Company and Wheeler REIT, L.P., a Virginia limited partnership of which the Company is the sole general partner (the “OP”), jointly and severally, represent and warrant to the Dealer Managers that:

(a) The Company has prepared and filed with the Commission the Schedule TO and a registration statement on Form S-4, including a related Preliminary Prospectus, for registration under the Securities Act of the offering of the Common Stock in connection with the Exchange Offer. Following the effectiveness of the Registration Statement, the Company will file with the Commission a final prospectus in accordance with Rule 424(b) if required by Commission rules. As filed, such Preliminary Prospectus, Schedule TO and final Prospectus shall contain all information required by the Securities Act and the Exchange Act.

(b)(i) The Pre-Effective Registration Statement and any amendment thereto, as of the Commencement Date, the Registration Statement, as of the Effective Date, the Expiration Date and the Exchange Date, and the Preliminary Prospectus and any amendments and supplements thereto, as of its date, the Commencement Date and the Exchange Date, comply and will comply, in all material respects with the Securities Act and the rules and regulations of the Commission thereunder and Rule 13e-4 under the Exchange Act; (ii) the Prospectus (together with any supplement and amendment thereto), as of the date it is first filed with the Commission in accordance with Rule 424(b) under the Securities Act (if it is so filed) and the Exchange Date, will comply in all material respects with the Securities Act and the rules and regulations of the Commission thereunder and Rule 13e-4 under the Exchange Act; (iii) the Pre-Effective Registration Statement and any amendment thereto, as of the Commencement Date, and the Registration Statement, as of the Effective Date, the Expiration Date and the

Exchange Date, did not contain, and will not contain, any untrue statement of a material fact and did not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) the Preliminary Prospectus, as of its date, did not contain any untrue statement of a material fact and did not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Prospectus (together with any supplement or amendment thereto), as of the date it is first filed with the Commission in accordance with Rule 424(b) under the Securities Act (if it is so filed), the Expiration Date and the Exchange Date, will not contain any untrue statement of a material fact and will not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the OP make no representations or warranties as to the information contained in or omitted from the Pre-Effective Registration Statement, the Registration Statement, any Preliminary Prospectus or the Prospectus (or any supplement or amendment thereto) in reliance upon and in conformity with information furnished to the Company by or on behalf of the Dealer Managers expressly for inclusion therein (the “Dealer Managers Information”), it being understood that the Dealer Managers Information in the Preliminary Prospectus shall include only the name and the contact information of the Dealer Managers in the introductory section and the back cover of the Preliminary Prospectus.

(c) None of the Rule 165 Material, when taken together with the Prospectus as then amended or supplemented, contained or will contain any untrue statement of a material fact or omitted or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, this representation and warranty does not apply to statements in or omissions from any Rule 165 Material based upon and in conformity with the Dealer Managers Information.

(d) The documents incorporated by reference in the Registration Statement, Prospectus and the Schedule TO, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Dealer Managers Information.

(e) The Company has not paid or agreed to pay to any person any compensation for (i) soliciting another person to purchase any of the Preferred Stock pursuant to the Exchange Offer or (ii) soliciting tenders by holders of Preferred Stock pursuant to the Exchange Offer (except as contemplated in this Agreement and the Exchange Offer Materials).

(f) The Company has filed with the Commission pursuant to Rule 13e-4(c)(1) under the Exchange Act (or Rule 425 under the Securities Act) or otherwise all written communications made by the Company or any affiliate of the Company in connection with or relating to the Exchange Offer that are required to be filed with the Commission, in each case on the date of their first use.

(g) The Company has not taken, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the Exchange Offer; provided that no representation is made as to any action taken or to be taken by the Dealer Managers.

(h) The Company has not relied upon the Dealer Managers or legal counsel for the Dealer Managers for any legal, tax or accounting advice in connection with the Exchange Offer.

(i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has the requisite corporate power and authority to own, lease, and operate its properties and other assets and to conduct its business as described in the Preliminary Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement (including the issuance, exchange and delivery of the Common Stock); and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property and other assets or the conduct of its business, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects (as described in the Prospectus) of the Company and the OP and the Subsidiaries (as defined below) considered as a whole (a “Material Adverse Effect”).

(j) The OP is validly existing as a limited partnership in good standing under the laws of the Commonwealth of Virginia, is duly qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership of property and other assets or the conduct of its business requires such qualification, except where the failure to so qualify will not have a Material Adverse Effect, and has all power and authority necessary to own or hold its properties and other assets, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement. The Company is the sole general partner of the OP.

(k) Each subsidiary of the Company (each, a “Subsidiary,” and, collectively, the “Subsidiaries”), including, without limitation, the OP, has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and other assets and to conduct its business as described in the Preliminary Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property and other assets or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect. Except as otherwise disclosed in the Preliminary Prospectus and the Prospectus, all of the issued and outstanding capital stock or equity interests of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any material security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock or equity interests of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

(l) The Company had, as of the dates indicated in each of the Preliminary Prospectus, the Supplement and the Prospectus, respectively, and will have, as of the Exchange Date, the duly authorized capitalization set forth in each of the Preliminary Prospectus and the Prospectus, respectively, under the caption “Unaudited Pro Forma Financial Information” after giving effect to the adjustments set forth thereunder; all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and have not been issued in violation of or subject to any preemptive right or other similar right of stockholders arising by operation of law, under the Charter Documents (as defined herein) of the Company, under any agreement to which the Company is a party or otherwise; except as disclosed in or contemplated by the Preliminary Prospectus and the Prospectus, there are no outstanding (i) securities or obligations of the Company or the OP convertible into or exchangeable for any capital stock of the Company or OP Units (as defined below), respectively, (ii) warrants, rights or options to subscribe for or purchase from the Company or the OP any such capital stock or OP Units, respectively, or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or the OP to issue or sell any such capital stock or OP Units, respectively, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(m) Except as disclosed in the Preliminary Prospectus and the Prospectus, no OP Units are reserved for any purpose. The terms of the OP Units conform in all material respects to statements and descriptions related thereto contained in the Preliminary Prospectus and the Prospectus.

(n) All necessary corporate or partnership action has been duly and validly taken by each of the Company and the OP to authorize the execution, delivery and performance of this Agreement and the issuance and exchange of the Common Stock for the Preferred Stock by the Company.

(o) The agreement of limited partnership of the OP, as amended through the date hereof (the “Operating Partnership Agreement”), is and will be as of the Exchange Date, duly and validly authorized, executed and delivered by the Company and is and will be a valid and binding agreement of the Company enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity, and except to the extent that the indemnification and contribution provisions thereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

(p) The shares of Common Stock offered by the Preliminary Prospectus and the Prospectus have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and exchange of the Common Stock by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company, the OP or any Subsidiary or under any agreement to which the Company or any Subsidiary is a party or otherwise.

(q) The issued and outstanding units of limited partnership of the OP (“OP Units”) have been duly authorized and validly issued and are fully paid.

(r) The Company owns OP Units representing an ownership interest in the OP in the percentage set forth in the Preliminary Prospectus and the Prospectus, and, except as disclosed in the Preliminary Prospectus and the Prospectus, the Company’s ownership interest in the OP is free and clear of any pledge, lien, encumbrance, security interest or other claim except for any pledge, lien, encumbrance, security interest or other claim that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)Each of the Company and the OP and each of the Subsidiaries owns or possesses legally enforceable rights to use all patents, patent rights, inventions, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively, “Intangibles”) necessary for the conduct of its business. Neither of the Company and the OP nor any Subsidiary has received any notice of, or is aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles.

(t) Each of the Company and the OP owns or has a valid right (contractual or otherwise) to access and use all computer systems, networks, hardware, software, databases, websites and equipment used to process, store, maintain and operate data, information and functions used in connection with its respective business described in the Prospectus (the “IT Systems”); and the IT Systems are adequate for, and operate and perform as required in connection with, the operation of the business of the Company and the OP as currently conducted, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(u) None of the Company or the OP, or, to the knowledge of the Company, any officer, director, agent or employee purporting to act on behalf of the Company or the OP, has at any time, directly or indirectly, (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law (including the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company, (iv) violated any provision of the FCPA, or (v) made any other unlawful payment.

(v) Except as disclosed in the Preliminary Prospectus and the Prospectus, there are no outstanding loans or advances or guarantees of indebtedness by the Company or the OP to or for the benefit of any of the officers, directors, affiliates or representatives of the Company or the OP or any of the members of the families of any of them.

(w) Except with respect to the Dealer Managers, there are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to the Dealer Managers or the exchange of the Common Stock hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Dealer Managers’ compensation, as determined by FINRA.

(x) Except as disclosed in the Preliminary Prospectus and the Prospectus, neither of the Company and the OP has made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that, to the Company’s knowledge, has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date of this Agreement.

(y) To the knowledge of the Company and the OP, other than as disclosed in the Prospectus, no: (i) officer or director of the Company and the OP or their Subsidiaries, (ii) owner of 5% or more of the Company’s unregistered securities or that of its Subsidiaries or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the date hereof, has any direct or indirect affiliation or association with any FINRA member. The Company and the OP will advise the Dealer Managers and their counsel if either becomes aware that any officer, director or stockholder of the Company or its Subsidiaries is or becomes an affiliate or associated person of a FINRA member participating in the Exchange Offer.

(z) Other than the Dealer Managers, no person has the right to act as a financial advisor to the Company in connection with the transactions contemplated hereby.

(aa) Neither of the Company and the OP nor any Subsidiary (i) is in violation of its certificate or articles of incorporation, bylaws, certificate of limited partnership, agreement of limited partnership, certificate of formation, operating agreement or other organizational documents (“Charter Documents”), (ii) is in default under, and no event has occurred which, with notice or lapse of time, or both, would constitute a default under, or result in the creation or imposition of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever, upon, any property or assets of the Company and the OP or any Subsidiaries pursuant to, any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except in the case of clauses (ii) and (iii) above for violations or defaults that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

(bb) Neither the execution, delivery and performance of each of this Agreement by the Company and the OP nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and exchange by the Company of the Common Stock) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company and the OP or any of their Subsidiaries pursuant to the terms of: (i) any indenture, mortgage, deed of trust or other agreement or instrument to which either of the Company and the OP or any of their Subsidiaries is a party or by which either of the Company and the OP or any of their Subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to either of the Company and the OP or any of their Subsidiaries, or (ii) violate any provision of the Charter Documents of either of the Company and the OP or any of the Subsidiaries, except (A) in the case of clause (i) above, for violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (B) for such consents or waivers which have already been obtained and are in full force and effect.

(cc) This Agreement has been duly authorized, executed and delivered by each of the Company and the OP and is a legal, valid and binding agreement of each of the Company and the OP enforceable against each of them in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity, and except to the extent that the indemnification and contribution provisions of Section 7 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

(dd) Except as otherwise set forth in the Preliminary Prospectus and the Prospectus, no holder of any security of the Company has any right, which has not been waived or satisfied prior to the date hereof, to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder for a period of 180 days after the date of this Agreement.

(ee) There are no legal or governmental proceedings pending to which either of the Company and the OP or any of their Subsidiaries is a party or of which any property of the Company and the OP or any of their Subsidiaries is the subject which, if determined adversely to it could individually or in the aggregate have a Material Adverse Effect or would reasonably be expected to inhibit the Company’s ability to effect the Exchange Offer; and, to the knowledge of the Company and the OP, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(ff) The Common Stock, the Preferred Stock, this Agreement and the transactions contemplated by this Agreement conform in all material respects to the descriptions thereof contained in the Preliminary Prospectus and the Prospectus.

(gg) Assuming the accuracy of the Dealer Managers’ representations and warranties and compliance by the Dealer Managers with the covenants set forth in Section 4 of this Agreement, no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of this Agreement by each of the Company and the OP, or the consummation by the Company and the OP, as applicable, of the transactions contemplated by this Agreement, or the issuance, exchange and delivery of the Common Stock as contemplated herein, other than (i) such as have been obtained or made, or will have been obtained or made at the Exchange Date (including, without limitation, any Listing of Additional Shares notification made to the NASDAQ Capital Market), or (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Common Stock is being offered to the holders of the Preferred Stock in connection with the Exchange Offer (up to $7,500 for all such amounts pursuant to this clause (iii)), or (C) any such approvals, authorizations, consents, orders, or filings that if not obtained or made, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and which would not reasonably be expected to have a material adverse effect on the Company’s and the OP’s ability to perform their agreed upon obligations under this Agreement.

(hh) Each of the Company, the OP and the Subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the “Permits”), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. Each of the Company, the OP and the Subsidiaries have fulfilled and performed in all material respects all of their respective obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of such entity thereunder. Except as may be required under the Securities Act, state Blue Sky laws and the rules of FINRA, no other Permits are required to enter into, deliver and perform the obligations of the Company and the OP under this Agreement and for the Company to issue and exchange the Common Stock.

(ii) The copies of all agreements, instruments and other documents (including governmental licenses, authorizations, permits, consents and approvals and all amendments or waivers relating to any of the foregoing) that have been previously made available to the Dealer Managers or their counsel are complete and genuine and include all material collateral and supplemental agreements thereto, if any.

(jj) Subsequent to the respective dates as of which information is given in the Prospectus: (i) there has not been, and there will not be, any event which would reasonably be expected to result in, a Material Adverse Effect; and (ii) neither of the Company and the OP nor any of their Subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would reasonably be expected to materially affect the use or value of any of the Properties, as hereinafter defined. Except as disclosed in the Prospectus, since the date of the latest balance sheet included in the Prospectus, neither of the Company and the OP nor any of their Subsidiaries has (A) issued any securities or effected any change in the capital stock or equity securities as applicable or indebtedness of the Company or the OP, (B) entered into any transaction not in the ordinary course of business or (C) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

(kk) Except as set forth in the Preliminary Prospectus and the Prospectus, the Company has timely filed all reports, schedules, forms, statements, documents, contracts and agreements required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (the “SEC Documents”). Each description of a contract, document or other agreement in the Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, the SEC Documents, when taken in their entirety with the Prospectus, shall not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the date upon which they were made and the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents (“Company Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect at the time of the filing. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), consistently applied. Each contract, document or other agreement described in the Prospectus or filed with the Commission, including, without limitation, this Agreement, is, or upon consummation of transactions contemplated hereby will be, in full force and effect and is valid and enforceable in all material respects by and against the Company and the OP or any of the Subsidiaries, as the case may be, in accordance with its terms, except (i) such contracts or other agreements that have terminated or expired in accordance with their terms as disclosed in the Prospectus, and (ii) as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and with respect to indemnification thereunder, except as rights may be limited by applicable law or policies underlying such law.

(ll) The Company is not and, upon the exchange of the Common Stock as contemplated herein will not be, an “investment company”, or, to the knowledge of the Company, an entity controlled by an “investment company” (as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”).

(mm) Neither the Company nor the OP nor any of the Subsidiaries (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or the rules and regulations thereunder, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article 1 of the bylaws of FINRA) any member firm of FINRA.

(nn) The form of certificate used to evidence the Common Stock, if any, complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company and the requirements of the Nasdaq Capital Market.

(oo) The books, records and accounts of the Company and the OP and the Subsidiaries accurately and fairly reflect, in all material respects, the transactions in, and dispositions of, the assets of, and the results of operations of the Company and the OP and their Subsidiaries. The Company and the OP and their Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(pp) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), that (1) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (2) have been evaluated for effectiveness as of the end of the Company’s last fiscal year, and (3) are effective in all material respects to perform the functions for which they are established; and based on the evaluation of the Company’s disclosure controls and procedures described above, the Company is not aware of (1) any material weakness in the design or operation of internal control over financial reporting which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal control over financial reporting or in other factors that would significantly affect internal control over financial reporting.

(qq) The consolidated financial statements and schedules of each Property, as hereinafter defined, including the notes thereto, included in the Preliminary Prospectus and the Prospectus present fairly in all material respects the consolidated financial position of the entity to which they relate as of the dates indicated and the consolidated results of operations and changes in financial position for the periods specified, and (ii) the financial statements of each Property have been prepared in conformity with GAAP and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; and except as disclosed in the Preliminary Prospectus and the Prospectus, there are no material weaknesses or significant deficiencies in the

Company’s internal controls over financial reporting and there has been no material change in the Company’s internal controls over financial reporting since the respective dates of the information given in the Prospectus.

(rr) The Company and the OP and the Subsidiaries carry, or are entitled to the benefits of, insurance with financially sound and reputable insurers of recognized financial responsibilities, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. Neither of the Company and the OP has any reason to believe that it or any of the Subsidiaries will not be able to (A) renew, if desired, its existing insurance coverage as and when such policies expire or (B) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and not at a cost that is materially more significant. Neither of the Company and the OP nor any of the Subsidiaries has been denied any insurance coverage that it has sought or for which it has applied. The Company and the OP, directly or indirectly, have obtained title insurance on the fee or leasehold interests, as the case may be, in each of the Properties, in an amount equal to no less than eighty percent (80%) of the purchase price of each such Property.

(ss) The financial statements of the Company (including all notes and schedules thereto) included in the Prospectus present fairly the financial position of it, the OP and the Subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of, or such other permitted financial statements for the periods specified and related schedules and notes thereto and the unaudited financial information filed with the Commission have been prepared in conformity with GAAP, consistently applied throughout the periods involved. The pro forma financial statements and the related notes thereto included in the Prospectus present fairly the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and subject to such rules and guidelines, the Company believes the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act, and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(tt) Except as described in the Prospectus and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, Cherry Bekaert LLP has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(uu) Cherry Bekaert LLP, who certified certain financial statements of the Company incorporated by reference into the Prospectus and whose report with respect thereto is included in the Prospectus, are independent registered public accountants with respect to the Company within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) as required by the Securities Act.

(vv) Neither the Company nor the OP, nor, to the Company’s knowledge, any officer, director, employee or agent of the Company or the OP has made any payment of funds of the Company or the OP or received or retained any funds in violation of any law, rule or regulation, including, without limitation, the “know your customer” and anti-money laundering laws of any jurisdiction (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the OP with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ww) Except as disclosed in the Preliminary Prospectus and the Prospectus, there are no material outstanding loans, advances or guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any officers and or directors of the Subsidiaries or any of the members of the immediate families of any such officers or directors.

(xx) Neither the Company nor the OP, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or the OP, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Common Stock hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(yy) Except where such failure to file or pay an assessment or lien would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or where such matters are the result of a pending bona fide dispute with taxing authorities, (i) the Company and the OP and the Subsidiaries have duly prepared and timely filed any and all federal, state, foreign and other tax returns that are required to be filed by them, if any (and all such returns are true, correct and complete), and have paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which any of them is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return); (ii) no deficiency assessment with respect to a proposed adjustment of the Company’s, the OP’s or any Subsidiary’s federal, state, local or foreign taxes is pending or, to the Company’s knowledge, threatened; (iii) since the date of the most recent audited financial statements, neither the Company, nor the OP, nor the Subsidiaries has incurred any liability for taxes other than in the ordinary course of its business; and (iv) there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company, the OP or any Subsidiaries.

(zz) Except as described in the Prospectus or as would not in the aggregate reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) neither the Company nor the OP is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) each of the Company and the OP has all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Laws against the Company or the OP, and (iv) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or the OP relating to Hazardous Materials or any Environmental Laws.

(aaa) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to or by the Company or any of its subsidiaries or the OP for employees or former employees of the Company or any of its subsidiaries or the OP is in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); and no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, exists or has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, and transactions which, individually or in the aggregate, would not have a Material Adverse Effect, and no such plan is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA.

(bbb) The Company and the Subsidiaries and, to the knowledge of the Company, the officers and directors of the Company and the Subsidiaries, in their capacities as such, are, and at the Exchange Date will be, in compliance in all material respects with the provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(ccc) Neither of the Company and the OP nor any of the Subsidiaries is involved in any labor dispute or, to the knowledge of the Company and the OP, is any such dispute threatened, which dispute would reasonably be expected to result in a Material Adverse Effect. Neither of the Company and the OP is aware of any existing or imminent labor disturbance by its employees of any of its Subsidiaries, principal suppliers or contractors which would reasonably be expected to result in a Material Adverse Effect. Neither of the Company and the OP is aware of any threatened or pending litigation between either of the Company and the OP or any of the Subsidiaries and any of its executive officers which, if adversely determined, could have a Material Adverse Effect and has no reason to believe that such officers will not remain in the employment of the Company and the OP or their Subsidiaries, as the case may be.

(ddd) The statistical and market related data included in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate. The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Prospectus.

(eee) No transaction has occurred between or among either of the Company and the OP, the Subsidiaries and any of their officers or directors, or five percent stockholders or any affiliate or affiliates of any such officer or director or five percent stockholders that is required to be described in and is not described in the Prospectus.

(fff) Except as described in the Preliminary Prospectus and the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ggg) No relationship, direct or indirect, exists between or among the Company or the OP, on the one hand, and the directors, officers or stockholders, of the Company or the OP, on the other hand, which would be required by the Securities Act to be described in a registration statement filed by the Company under the Securities Act, which is not so described in the Prospectus.

(hhh) The statements in the Prospectus insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(iii) Commencing with its taxable year ended December 31, 2012, the Company has qualified as a real estate investment trust (a “REIT”) under the Code, and the Company’s organization and current and proposed manner of operation as described in the Prospectus will enable the Company to qualify for taxation as a REIT under the Code for its taxable year ending December 31, 2015 and thereafter; no actions have been taken (or not taken which are required to be taken) by the Company that could be expected to cause the Company to fail to qualify as a REIT; all statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation set forth in the Prospectus are accurate and fair summaries of the legal or tax matters described therein in all material respects; and since its inception, the OP has been and will be treated as a partnership and not as an association taxable as a corporation for U.S. federal income purposes.

(jjj) Other than as will be paid in full by the Company upon the issuance and exchange of the Shares, there are no transfer taxes or other similar fees or charges under federal law required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or the commencement of the Exchange Offer.

(kkk) Any certificate signed by any officer of the Company or the OP delivered to the Dealer Managers or to counsel for the Dealer Managers pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company or the OP to the Dealer Managers as to the matters covered thereby.

(lll) Except as described in the Preliminary Prospectus and the Prospectus, the OP and the Subsidiaries are not currently prohibited, directly or indirectly, from paying any distributions to the Company or the OP to the extent permitted by applicable law, from making any other distribution on the OP’s partnership interest, or from repaying the Company or the OP for any loans or advances made by the Company to the OP or the OP to the Subsidiaries, respectively.

(mmm) (i) The OP or a Subsidiary thereof has good and marketable title (fee or, in the case of ground leases and as disclosed (as defined herein) in the Prospectus, leasehold) to each Property (as defined herein), free and clear of all mortgages, pledges, liens, claims, security interests, restrictions or encumbrances of any kind, except such as (1) are described in the Prospectus or (2) do not, singly or in the aggregate, materially affect the value of such Property and do not materially interfere with the use made and proposed to be made of such property by the Company and the OP or any of their Subsidiaries; (ii) neither the Company and the OP nor any of the Subsidiaries owns any real property other than the properties described in the Prospectus; (iii) each of the ground leases and subleases of real property, if any, material to the business of the Company and the OP and the Subsidiaries, and under which the Company and the OP or any of their Subsidiaries holds properties described in the Prospectus, is in full force and effect, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property by either of the Company and the OP or any of their Subsidiaries, and neither of the Company and the OP nor any of their Subsidiaries has any notice of any material claim of any sort that has been asserted by any ground lessor or sublessor under a ground lease or sublease threatening the rights of the Company and the OP or any of their Subsidiaries to the continued possession of the leased or subleased premises under any such ground lease or sublease; (iv) all liens, charges, encumbrances, claims or restrictions on any property owned by one of the Subsidiaries (each, a “Property,” and together, the “Properties”) the assets of the Company or the OP or any of their Subsidiaries that are required to be disclosed in the Preliminary Prospectus or the Prospectus are disclosed therein; (v) no tenant under any of the leases at the Properties has a right of first refusal to purchase the premises demised under such lease; (vi) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Prospectus, and except for such failures to comply that would not, singly or in the aggregate, reasonably be expected to materially affect the use or value of any of the Properties; (vii) except if and to the extent disclosed in the Preliminary Prospectus and the Prospectus, neither the Company nor the OP has knowledge of any pending or threatened condemnation proceedings, zoning change or other proceeding or action that will materially affect the use or value of any of the Properties; and (viii) the mortgages and deeds of trust that encumber the Properties are not convertible into equity securities of the entity owning such Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than other Properties.

(nnn) All of the leases and subleases material to the business of the Company and the OP and the Subsidiaries, taken as a whole, and under which the Company, the OP or any Subsidiaries hold Properties described in the Prospectus, are in full force and effect, with such exceptions as are not material, and neither the Company, the OP nor any Subsidiary has received any notice and each is otherwise unaware of any material claim of any sort that has been asserted by anyone adverse to the rights of any of the Company and the OP and the Subsidiaries under any of such leases or subleases, or affecting or questioning the rights of any of the Company and the OP and the Subsidiaries to the continued possession of the leases or subleased premises under any such lease or sublease. Except where the failure to comply would not individually or in the aggregate reasonably be expected to materially affect the value of the Properties or interfere in any material respect with the use made and proposed to be made of the Properties by the Company, the OP and the Subsidiaries no tenant under any of the leases at the Properties has a right of first refusal to purchase the premises demised under such lease (except as otherwise described in the Prospectus).

(ooo) To the knowledge of the Company and the OP, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property.

(ppp) To the knowledge of the Company and the OP, the exchange of the Common Stock will not violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, the Company is not (a) a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) a person who engages in any dealings or transactions, or be otherwise associated, with any such person. To the best knowledge of the Company, the Company is in compliance, in all material respects, with the USA PATRIOT Act of 2001 (signed into law October 26, 2001), as modified and further implemented by the USA FREEDOM Act.

4. Agreements of the Dealer Managers. The Dealer Managers will not (i) cause to be disseminated to customers, dealers or the public any written material for or in connection with the Exchange Offer other than the Exchange Offer Materials, or (ii) make any public oral communications relating to the Exchange Offer that have not been previously approved by the Company except as contemplated in the penultimate sentence of Section 6 of this Agreement. The Dealer Managers represent and warrant that the Dealer Managers’ acceptance of this Agreement has been duly authorized, executed and delivered by the Dealer Managers.

5. Agreements of the Company and the OP. The Company and the OP, jointly and severally, covenant and agree with the Dealer Managers as follows:

(a) Prior to the termination of the Exchange Offer, the Company will not file any amendment to the Pre-Effective Registration Statement or the Registration Statement or supplement to the Preliminary Prospectus or the Prospectus (other than an amendment or supplement as a result of filings by the Company under the Exchange Act of documents incorporated by reference therein) unless the Company furnished the Dealer Managers a copy of such proposed amendment or supplement, as applicable, for its review prior to filing and will not file any such proposed amendment or supplement to which the Dealer Managers reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective, or filing of the Preliminary Prospectus or the Prospectus is otherwise required under the Securities Act or the Exchange Act and the rules and regulations of the Commission thereunder, the Company will cause the Preliminary Prospectus or the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) or in an amendment to the Registration Statement, whichever is applicable, within the time period prescribed and will provide evidence satisfactory to the Dealer Managers of such timely filing. The Company will promptly advise the Dealer Managers (i) when the Registration Statement, and any amendment thereto, shall have become effective, (ii) when the Preliminary Prospectus or the Prospectus, and any supplement thereto or any document incorporated therein, shall have been filed (if required) with the Commission, (iii) when, prior to termination of the Exchange Offer, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission or its staff for any amendment of the Pre-Effective Registration Statement or the Registration Statement or supplement to the Preliminary Prospectus or the Prospectus or for any additional information, (v) the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or the initiation or threatening of any proceeding for any such purpose, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction within the United States or the initiation or threatening of any proceeding for such purpose. In the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, the Company will use promptly its reasonable best efforts to obtain its withdrawal.

(b) The Company will furnish to the Dealer Managers and counsel for the Dealer Managers, without charge, as many copies of the Exchange Offer Materials and the Prospectus in final form as the Dealer Managers may reasonably request.

(c) The Company will comply with the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder so as to permit the completion of the distribution of the Common Stock in the Exchange Offer, as contemplated by this Agreement, the Registration Statement and the Prospectus. If, at any time when a prospectus relating to the Exchange Offer is required to be delivered under the Securities Act or the Exchange Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act and the rules and regulations of the Commission thereunder, in connection with use or delivery of the Exchange Offer Materials, the Company promptly will (i) notify the Dealer Managers of any such event, (ii) upon the request of Dealer Managers, prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance, (iii) use their reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus, and (iv) supply any supplemented Exchange Offer Material to the Dealer Managers in such quantities as it may reasonably request.

(d) The Company agrees to advise the Dealer Managers promptly of (i) any proposal by the Company to withdraw, rescind or modify the Exchange Offer Materials or to withdraw, rescind or terminate the Exchange Offer or the exercise by the Company of any right not to exchange the Preferred Stock pursuant to the Exchange Offer, (ii) its awareness of the issuance of a stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use by the Commission or any other regulatory authority, or the institution or threatening of any proceedings for that purpose (and will promptly furnish the Dealer Managers with a copy of any such order), and (iii) its awareness of the occurrence of any development that would reasonably be expected to result in a Material Adverse Effect relating to or affecting the Exchange Offer.

(e) To the extent it is permitted by law, the Company will inform the Dealer Managers of any material litigation or administrative action with respect to the Exchange Offer as soon as practicable after the Company becomes aware of it.

(f) As soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), the Company will make generally available to its security holders an earnings statement or statements of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(g) The Company agrees to pay or cause to be paid the costs and expenses relating to the transactions contemplated hereunder, including without limitation the following: (i) the preparation of the Prospectus, the issuance of the Common Stock and the fees of the Information Agent and the Exchange Agent; (ii) the preparation, printing or reproduction of the Exchange Offer Materials and each amendment or supplement thereto; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Exchange Offer Materials (and all amendments or supplements thereto) as may, in each case, be reasonably requested for use in connection with the Exchange Offer; (iv) the preparation, printing, authentication, issuance and delivery of the Common Stock, including stamp or transfer taxes, if any, in connection with the original issuance of the Common Stock; (v) the printing (or reproduction) and delivery of this Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the Exchange Offer; (vi) advertising expenses in connection with the Exchange Offer, if any; (vii) any registration or qualification of the Common Stock for offer and sale under the blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Dealer Managers relating to such registration and qualification); (viii) transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective participants in the Exchange Offer; (ix) the fees and expenses of the Company’s and the OP’s accountants and the fees and expenses of counsel

(including local and special counsel, if any) for the Company and the OP; and (x) all other costs and expenses incident to the performance by the Company and the OP of their obligations hereunder and in connection with the Exchange Offer. It is understood that, except as provided in this Section 5(g) and Section 7 hereof, the Dealer Managers will pay all of its own costs, including transfer taxes on resale of any of the Common Stock issued in the Exchange Offer by the Dealer Managers, and any advertising expenses connected with any offers the Dealer Managers may make.

(h) The Company will not take, directly or indirectly, any action that is designed to cause or result in, or which might reasonably be expected to cause or result in, under the Exchange Act and the rules and regulations of the Commission thereunder or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Common Stock or the tender of the Preferred Stock in the Exchange Offer; provided that the Company will not be responsible as to any action taken or to be taken by the Dealer Managers.

(i) The Company shall arrange for Georgeson, Inc. to serve as information agent (the “Information Agent”) and Computershare Trust Company, N.A., as exchange agent (the “Exchange Agent”), respectively, and shall authorize the Dealer Managers to communicate with each of the Information Agent and the Exchange Agent to facilitate the Exchange Offer.

(j) The Company agrees not to exchange any Preferred Stock during the period beginning on the Commencement Date and ending on and including the Exchange Date except pursuant to and in accordance with the Exchange Offer or as otherwise agreed to in writing by the parties hereto and permitted under applicable laws and regulations.

(k) The Company will comply in all material respects with the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder, including Rule 13e-4 under the Exchange Act, in connection with the Exchange Offer, the Exchange Offer Materials and the transactions contemplated hereby and thereby. The Company will file with the Commission pursuant to Rule 13e-4(c)(1) under the Exchange Act (or Rule 425 under the Securities Act) or otherwise all written communications made by the Company or any affiliate of the Company in connection with or relating to the Exchange Offer that are required to be filed with the Commission, in each case on the date of their first use.

(l) The Company will use its best efforts to enable the Company to meet the requirements to qualify as a REIT under the Code until the Board of Directors of the Company determines that it is no longer in the best interests of the Company to qualify as a REIT.

6. Conditions of the Dealer Managers’ Obligations. The obligations of the Dealer Managers under this Agreement shall be subject to the accuracy of the representations and warranties on the part of the Company and the OP contained herein, in all material respects (except for such representations and warranties that are already qualified by materiality concepts, which representations and warranties shall be accurate in all respects), at the Commencement Date, the Effective Date and the Exchange Date, to the accuracy, in all material respects (except for such statements that are already qualified by materiality concepts, which statements shall be accurate in all respects), of the statements of the Company and the OP made in any certificates pursuant to the provisions hereof, to the performance by the Company and the OP of their obligations hereunder, in all material respects (except for such obligations that are already qualified by materiality concepts, which obligations shall be performed in all respects) and to the following additional conditions:

(a) The Registration Statement shall have become effective on or prior to the Expiration Date.

(b) As of the Exchange Date, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, threatened by the Commission, and all reasonable requests for additional information on the part of the Commission shall have been complied with.

(c) Haneberg, PLC, counsel for the Company, shall have delivered to the Dealer Managers its opinions and disclosure letters as follows:

(i) At the Commencement Date, such counsel shall have delivered to the Dealer Managers an opinion, dated the Commencement Date and addressed to the Dealer Managers, substantially in the form of Exhibit A-1 hereto, and a disclosure letter, dated the Commencement Date and addressed to the Dealer Managers, substantially in the form of Exhibit A-2 hereto.

(ii) At the Exchange Date, such counsel shall have delivered to the Dealer Managers (A) an opinion, dated the Exchange Date and addressed to the Dealer Managers, addressing the matters set forth in Exhibit B hereto, and (B) a disclosure letter, dated the Exchange Date and addressed to the Dealer Managers, substantially in the form of Exhibit C hereto.

(d) Williams Mullen, Maryland and New York counsel for the Company, shall have delivered to the Dealer Managers their opinions as follows:

(i) At the Commencement Date, such counsel shall have delivered to the Dealer Managers an opinion, dated the Commencement Date and addressed to the Dealer Managers, substantially in the form of Exhibit D hereto.

(ii) At the Exchange Date, such counsel shall have delivered to the Dealer Managers an opinion, dated the Exchange Date and addressed to the Dealer Managers, substantially in the form of Exhibit E hereto.

(e) Williams Mullen, tax counsel for the Company, shall have delivered to the Dealer Managers their opinions and disclosure letters as follows:

(i) At the Commencement Date, such counsel shall have delivered to the Dealer Managers, an opinion, dated the Commencement Date and addressed to the Dealer Managers, addressing certain U.S. federal income tax matters, substantially in the form of Exhibit F hereto.

(ii) At the Exchange Date, such counsel shall have delivered to the Dealer Managers, (A) an opinion, dated the Exchange Date and addressed to the Dealer Managers, addressing certain U.S. federal income tax matters, substantially in the form of Exhibit G hereto.

(f) At the Exchange Date, the Company shall have furnished or caused to be furnished to the Dealer Managers a certificate of the Company, signed by two of the Company’s executive officers, dated as of the Exchange Date, in which such officers, to the best of their knowledge after reasonable investigation, shall state that:

(i) the representations and warranties of the Company and the OP in this Agreement are true and correct, in all material respects (except for such representations and warranties that are already qualified by materiality concepts, which representations and warranties are true and correct in all respects), as of the Exchange Date;

(ii) the Company and the OP have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied hereunder, in all material respects (except for such that are already qualified by materiality concepts, which obligations shall have been performed or satisfied in all respects) at or prior to the Exchange Date;

(iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and

(iv) since the date of the most recent financial statements included or incorporated by reference in the Prospectus, there has been no Material Adverse Effect, except as set forth in or contemplated in the Prospectus as amended or supplemented.

(g) At each of the Commencement Date and the Exchange Date, the Company shall have requested and caused Cherry Bekaert LLP to furnish to the Dealer Managers letters, dated respectively as of the Commencement Date and the Exchange Date, substantially in the form of Exhibit H hereto (with respect to the letter dated as of the Commencement Date) and in form and substance satisfactory to the Dealer Managers (with respect to the letter dated as of the Exchange Date).

(h) (i) Subsequent to the Effective Date, there shall not have been any change or decrease specified in the letter delivered on the Effective Date referred to in paragraph (f) of this Section 6, or (ii) subsequent to the Commencement Date or, if earlier, the dates as of which information is given in the Preliminary Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the assets, business operations, earnings, properties or financial condition of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Preliminary Prospectus (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the reasonable judgment of the Dealer Managers, so material and adverse as to make it impractical or inadvisable to deliver the Common Stock or solicit tenders of the Preferred Stock as contemplated by the Preliminary Prospectus (exclusive of any amendment or supplement thereto).

(i) Prior to the Exchange Date, the Common Stock shall be eligible for clearance through the Depository Trust Company.

(j) Prior to the Exchange Date, the Company and the OP shall have delivered to the Dealer Managers and its counsel such further information, certificates and documents as they may reasonably request.

If (i) any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or (ii) any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Dealer Managers and its counsel, this Agreement and all obligations of the Dealer Managers hereunder may be cancelled by the Dealer Managers at, or at any time prior to, the Exchange Date. In such event, the Dealer Managers shall be entitled to publicly disclose the cancellation of its participation in the Exchange Offer via press release, subject to prior notification of the Company. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

7. Indemnification and Contribution.

(a) Each of the Company and the OP, jointly and severally, agree to indemnify, defend and hold harmless each of the Dealer Managers and any person who controls the Dealer Managers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Dealer Managers and any such controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), any Rule 165 Material or the Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include the Preliminary Prospectus and the Prospectus as of their respective dates and as amended or supplemented by the Company), (2) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, (3) any omission or alleged omission from any Rule 165 Material (when considered together with the Prospectus) or Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (4) the failure on the part of the Company to make or consummate the Exchange Offer or the withdrawal, rescission, termination, amendment or extension of the Exchange Offer or any failure on the part of the Company to comply in any material respect with the terms and conditions contained in the Exchange Offer Materials, or (5) any action or failure to act in connection with the Exchange Offer by the

Company or its directors, officers, agents or employees or by an indemnified party at the request or with the consent of the Company; except, in the case of each of clauses (1), (2) and (3) only, insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and any Rule 165 Material, in the light of the circumstances under which they were made) not misleading, in each such case, to the extent contained in and in conformity with the Dealer Managers Information and except in the case of clauses (3), (4) and (5) only, to the extent such actions or failures to act arise from the Dealer Managers’ gross negligence or willful misconduct. The indemnity agreement set forth in this Section 7(a) shall be in addition to any liability which the Company and the OP may otherwise have. If any action is brought against the Dealer Managers or any controlling person in respect of which indemnity may be sought against the Company or the OP pursuant to this Section 9(a), the Dealer Managers shall promptly notify the Company or the OP, as the case may be, in writing of the institution of such action, and the Company or the OP, as the case may be, shall if it so elects, assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company or the OP, as the case may be, will not relieve the Company or the OP of any obligation hereunder, except to the extent that their ability to defend is materially prejudiced by such failure or delay. The Dealer Managers or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Dealer Managers or any such controlling person unless the employment of such counsel shall have been authorized in writing by the Company or the OP, as the case may be, in connection with the defense of such action, or the Company or the OP, as the case may be, shall not have employed counsel reasonably satisfactory to the Dealer Managers or such controlling person, as the case may be, to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company or the OP (in which case neither the Company nor the OP shall have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company or the OP, as the case may be, and paid as incurred (it being understood, however, that neither the Company nor the OP shall be liable for the expenses of more than one separate firm of attorneys for the Dealer Managers or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, neither the Company nor the OP shall be liable for any settlement of any such claim or action effected without its written consent.

(b) Each Dealer Manager, severally and not jointly, agrees to indemnify, defend and hold harmless the Company, the OP, the Company’s directors, the Company’s officers that signed the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the OP or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), any Rule 165 Material, the Preliminary Prospectus or the Prospectus, (2) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (3) any omission or alleged omission from any such Rule 165 Material or the Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Rule 165 Material, Preliminary Prospectus or Prospectus in reliance upon and in conformity with the Dealer Managers Information. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that such Dealer Managers may otherwise have.

(c) If any action is brought against the Company or the OP, or any such person in respect of which indemnity may be sought against the Dealer Managers pursuant to the foregoing paragraph, the Company, the OP or such person shall promptly notify the Dealer Managers in writing of the institution of such action and the Dealer Managers shall if they so elect assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Dealer Managers will not relieve the Dealer Managers of any obligation hereunder, except to the extent that the Dealer Managers’ ability to defend is materially prejudiced by such failure or delay. The Company, the OP or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the OP or such person unless the employment of such counsel shall have been authorized in writing by the Dealer Managers in connection with the defense of such action or the Dealer Managers shall not have employed counsel reasonably satisfactory to the Company, the OP or such person, as the case may be, to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Dealer Managers (in which case the Dealer Managers shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Dealer Managers and paid as incurred (it being understood, however, that the Dealer Managers shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Dealer Managers shall not be liable for any settlement of any such claim or action effected without its written consent.

(d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 7 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the OP (without duplication), on the one hand, and by the Dealer Managers, on the other, each from the offering of the Common Stock, or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the OP (without duplication), on the one hand, and the Dealer Managers, on the other, in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the OP (without duplication) shall be deemed to be equal to the principal amount of the Preferred Stock in respect of which: (A) if the Exchange Offer is consummated, valid tenders are received; or (B) if the Exchange Offer is not consummated, valid tenders are or were sought pursuant to the Exchange Offer. The relative benefits received by the Dealer Managers shall be deemed to be equal to the Fee paid by the Company hereunder. The relative fault of the Company and the OP (without duplication), on the one hand, and of the Dealer Managers, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or the OP, or by the Dealer Managers, respectively, and the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(e) The Company, the OP and the Dealer Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in clause (i) and, if applicable, clause (ii) of subsection (d) above. Notwithstanding the provisions of this Section 7, the Dealer Managers shall not be required to contribute any amount in excess of the amount of the compensation actually paid by the Company to the Dealer Managers in connection with its engagement hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The provisions of this Section 7 shall not affect any agreement between the Company and the OP with respect to indemnification.

8. Certain Acknowledgements.

(a) The Company and the OP acknowledge and agree that (i) you and your affiliates are engaged in a broad range of securities activities and may provide financing, advisory or other services to parties whose interests may conflict with those of the Company and the OP and (ii) you or such affiliates may, for your own account or the account of customers, purchase or sell, or hold a long or short position in, securities of the Company, including the Preferred Stock and the Common Stock, and that you may or may not tender any such Preferred Stock in the Exchange Offer.

(b) In recognition of the foregoing, the Company and the OP agree that the Dealer Managers are not required to restrict its activities as a result of this engagement, and that the Dealer Managers may undertake any business activity without further consultation with or notification to the Company and the OP, subject to applicable law. Neither this Agreement, the receipt by the Dealer Managers of confidential information nor any other matter shall give rise to any fiduciary, equitable or contractual duties (including without limitation any duty of trust or confidence) that would prevent or restrict the Dealer Managers from acting on behalf of other customers or for its own account. Furthermore, the Company and the OP agree that neither the Dealer Managers nor any member or business of the Dealer Managers is under a duty to disclose to the Company and the OP any information whatsoever about or derived from those activities or to account for any revenue or profits obtained in connection with such activities. However, consistent with the Dealer Managers’ long-standing policy to hold in confidence the affairs of their customers, the Dealer Managers will not use confidential information obtained from the Company or the OP except in connection with their services to, and their relationship with, the Company and the OP.

(c) The Company and the OP acknowledge and agree that the Dealer Managers are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the OP with respect to the Exchange Offer contemplated hereby (including in connection with determining the terms of the Exchange Offer) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the OP or any other person. Additionally, the Dealer Managers are not advising the Company, the OP or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the OP shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Dealer Managers shall have no responsibility or liability to the Company or the OP with respect thereto. Any review by the Dealer Managers of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Dealer Managers and shall not be on behalf of the Company or the OP.

9. Termination; Representations, Acknowledgement and Indemnities to Survive.

(a) Subject to clause (c) below, this Agreement may be terminated by the Company, at any time upon notice to the Dealer Managers, if (i) at any time prior to the Exchange Date, the Exchange Offer is terminated or withdrawn by the Company for any reason or (ii) the Dealer Managers do not comply in all material respects with any covenant herein.

(b) Subject to clause (c) below, this Agreement may be terminated by the Dealer Managers, at any time upon notice to the Company, if (i) at any time prior to the Exchange Date, the Exchange Offer is terminated or withdrawn by the Company for any reason, (ii) the Company and the OP do not comply in all material respects with any covenant specified herein, (iii) the Company and the OP shall publish, send or otherwise distribute any amendment or supplement to the Exchange Offer Materials to which the Dealer Managers shall reasonably object, or (iv) the Dealer Managers cancel this Agreement pursuant to Section 6 hereof.

(c) The respective indemnities, agreements, representations, warranties and other statements of the Company, the OP and the Dealer Managers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Dealer Managers, the Company or the OP or any of the officers, directors or controlling persons referred to in Section 7 hereof, and shall survive delivery of and payment for the Common Stock. The provisions of Section 5(g) and Section 7 hereof shall survive the termination or cancellation of this Agreement.

10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Dealer Managers, will be mailed, delivered or telefaxed to Compass Point Research & Trading, LLC, 3000 K Street N.W., Suite 340, Washington, D.C. 20007; and Maxim Group LLC, 405 Lexington Ave., New York, NY 10174; with a copy to Hunton & Williams LLP, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219, Attention: S. Gregory Cope, Esq., and if sent to either the Company or the OP, to: 2529 Virginia Beach Boulevard, Virginia Beach, Virginia 23452; with a copy to Haneberg, PLC, 310 Granite Avenue, Richmond, Virginia 23226, Attention: Bradley Haneberg, Esq.

11. Successors. This Agreement shall be binding upon, and inure solely to the benefit of, the parties hereto and the officers, directors and controlling persons referred to in Section 7 hereof, and no other person shall acquire or have any right under or by virtue of this Agreement. No person receiving the Common Stock in the Exchange Offer shall be deemed a successor or assign by reason merely of such purchase.

12. Applicable Law; Waiver of Jury Trial. This Agreement will be governed by and construed in accordance with the laws of the State of New York. Each of the Company, the OP and the Dealer Managers hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

13. Integration. Except as set forth herein, this Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the OP and the Dealer Managers, or any of them, with respect to the subject matter hereof.

14. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

15. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

16. Definitions. The following terms, when used in this Agreement, shall have the meanings indicated.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law or executive order to close in the City of New York.

“Commencement Date” shall have the meaning ascribed to such term in Rule 13e-4 under the Exchange Act.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Effective Date” shall mean the time the Registration Statement is declared effective under the Securities Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Date” shall mean the date on which the Company delivers the Common Stock in exchange for the Preferred Stock pursuant to the Exchange Offer.

“Exchange Offer Materials” shall mean the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus, the Prospectus, the accompanying letters of transmittal, the Schedule TO, the Rule 165 Material and all other documents filed or to be filed with any federal, state or local government or regulatory agency or authority in connection with the Exchange Offer, each as prepared or approved by the Company.

“Expiration Date” shall mean 11:59 p.m., New York City time, on July 13, 2015, as may be extended by the Company in its sole discretion.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Pre-Effective Registration Statement” shall mean the registration statement, filed by the Company with the Commission registering under the Securities Act the Common Stock issuable in the Exchange Offer, including exhibits thereto and any documents incorporated by reference therein or deemed part of such registration statement pursuant to Rule 430C under the Securities Act, in the form in which it is initially filed with the Commission.

“Preliminary Prospectus” shall mean the preliminary prospectus that is used prior to the filing of the Prospectus, as amended or supplemented from time to time, including any documents incorporated in the Preliminary Prospectus by reference.

“Prospectus” shall mean the final prospectus included in the Registration Statement (including any documents incorporated in the Prospectus by reference), except that if the final prospectus furnished to the Dealer Managers for use in connection with the Exchange Offer differs from the prospectus set forth in the Registration Statement (whether or not such prospectus is required to be filed pursuant to Rule 424(b) under the Securities Act), the term “Prospectus” shall refer to the final prospectus furnished to the Dealer Managers for such use.

“Registration Statement” shall mean the registration statement filed by the Company with the Commission registering under the Securities Act the Common Stock issuable in the Exchange Offer, including exhibits thereto and any documents incorporated by reference therein or deemed part of such registration statement pursuant to Rule 430C under the Securities Act, in the form in which it becomes effective and, in the event of any amendment or supplement thereto or the filing of any abbreviated registration statement pursuant to Rule 462(b) under the Securities Act relating thereto after the effective date of such registration statement, shall also mean such registration statement as so amended or supplemented, together with any such abbreviated registration statement.

“Rule 165 Material” shall mean any written communication made in connection with or relating to the Exchange Offer in reliance on Rule 165 of the Securities Act and filed by the Company with the Commission pursuant to Rule 425 under the Securities Act.

“Schedule TO” shall mean the tender offer statement filed by the Company with the Commission on Schedule TO, including any documents incorporated by reference therein, with respect to the Exchange Offer, including any amendment or supplement thereto.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“We” or “us” shall mean the Company.

“You” or “your” shall mean the Dealer Managers.

[Signature pages to follow.]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company, the OP and the Dealer Managers.

Very truly yours,

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler

Name:	Jon S. Wheeler
Title:	CEO & Chairman

WHEELER REIT, L.P.

By:	Wheeler Real Estate Investment Trust, Inc., its general partner

By:	/s/ Jon S. Wheeler

Name:	Jon S. Wheeler
Title:	CEO & Chairman

Signature Page to Dealer Managers Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first above written

COMPASS POINT RESEARCH & TRADING, LLC

By:	/s/ Burke F. Hayes, Jr.

Name:	Burke F. Hayes, Jr.
Title:	Managing Director

MAXIM GROUP LLC

By:	/s/ Cliff Teller

Name:	Cliff Teller
Title:	Head of Investment Banking

Signature Page to Dealer Managers Agreement

Schedule I

Dealer Managers Fee

The fee to be paid to Compass Point Research & Trading, LLC and Maxim Group LLC as Dealer Managers, shall equal 5.5% of the aggregate liquidation preference of the Preferred Stock tendered in the Exchange Offer. Such fee shall be payable on the Exchange Date.

Capitalized terms used, but not defined, herein shall have the meanings ascribed to them by the agreement of which this schedule is a part.